UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIOLASE, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2023

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “special meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on July 20, 2023, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610. At the special meeting, you will be asked to vote on the amendment of our certificate of incorporation to effect a reverse stock split of our common stock and such other business as may properly come before the meeting.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to submit a proxy or voting instructions by Internet or by telephone, to ensure your representation at the special meeting. Internet or telephonic means for submitting proxies or voting instructions are available by following the instructions provided on the proxy card or the voting instruction card, as applicable. As a result of the dividend of the shares of Series I Preferred Stock distributed on June 16, 2023, each holder of shares of our common stock also holds a number of one one-thousandths of a share of our Series I Preferred Stock equal to the whole number of shares of common stock held by such holder. Because any one one-thousandths of a share of Series I Preferred Stock that are not present in person or by proxy at the special meeting as of immediately prior to the opening of the polls at the special meeting will be automatically redeemed, if you fail to submit a proxy to vote your shares or attend the special meeting in order to do so, your shares of Series I Preferred Stock will be redeemed immediately prior to the opening of the polls at the special meeting and will not be entitled to vote at the special meeting.

Our Board recommends that you vote “FOR” Proposal One to amend our certificate of incorporation to effect a reverse stock split of our common stock.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the special meeting.

Sincerely,

Jonathan T. Lord, M.D.	John R. Beaver
Chairman of the Board	President and Chief Executive Officer

Lake Forest, California—June 21, 2023

BIOLASE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 20, 2023

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on July 20, 2023, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Lake Forest, California 92610, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the adoption of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s board of directors;

2. the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split; and

3. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on June 20, 2023 are entitled to notice of and to vote at our special meeting and any adjournment or postponement thereof. Notwithstanding the foregoing, holders of our outstanding shares Series I Preferred Stock will only be entitled to vote such shares on the proposal to amend the Company’s Certificate of Incorporation and will only be able to vote such shares of Series I Preferred Stock on such proposal to the extent that such shares have not been automatically redeemed in the Initial Redemption as described below in the accompanying proxy statement. All stockholders are cordially invited to attend the meeting in person.

Whether or not you plan to attend the special meeting in person and regardless of the number of shares you may own, WE URGE YOU TO VOTE, YOUR VOTE IS IMPORTANT.

If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (800) 347-4750 or collect at (212) 269-5550 or email at BIOL@dfking.com.

On or about June 22, 2023, we will commence mailing of our proxy materials. Our proxy materials are also available over the Internet at www.investorvote.com/BIOL. You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 7 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 20, 2023

The notice of the special meeting and proxy statement are available at www.investorvote.com/BIOL and at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF
DIRECTORS

Sincerely,

Michael Carroll,
Secretary
Lake Forest, California—June 21, 2023

In the event it is not possible or advisable to hold the special meeting at a physical location, we will host a virtual-only special meeting. If we determine to host a virtual-only special meeting, we will announce our decision by press release and posting on our website at http://www.BIOLASE.com, as well as through an SEC filing. If you are planning to attend the special meeting, please be sure to check our website for any updates in the days before our special meeting. As always, we encourage you to submit a proxy to vote your shares prior to the special meeting.

BIOLASE, INC.

27042 Towne Centre Drive, Suite 270

Lake Forest, CA 92610

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2023

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at a special meeting of stockholders to be held on July 20, 2023, and at any adjournment or postponement thereof (our “special meeting”). Our special meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610.

On or about June 22, 2023, we will commence mailing of the proxy materials which are also available at www.investorvote.com/BIOL. The proxy materials are being sent to stockholders who owned our common stock and Series I Preferred Stock at the close of business on June 20, 2023, the record date for the special meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q.	Why am I receiving these materials?

A.

We sent you this proxy statement because our Board is soliciting your proxy to vote at our special meeting. This proxy statement summarizes the information you need to vote at our special meeting. You do not need to attend our special meeting to vote your shares.

Q.	What proposals will be voted on at our special meeting?

A.	Stockholders will vote on two proposals at our special meeting:

1.

the adoption of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s board of directors (the “Amendment Proposal”); and

2.

The approval of an adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment Proposal (the “Adjournment Proposal”).

We will also consider other business, if any, that properly comes before our special meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends that stockholders vote “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal.

Q.	Who is entitled to vote?

A.

The record date for our special meeting is the close of business on June 20, 2023 (the “record date”). As of the record date, 85,366,985 shares of our common stock, par value $0.001 per share, were outstanding (not including 1,803 shares held by us in treasury stock), and 85,366.985 shares of our Series I Preferred

Stock, par value $0.001 per share (our “Series I Preferred Stock”), were outstanding. Holders of record of our common stock and holders of record of our Series I Preferred Stock as of the record date will be entitled to notice of and to vote on the Amendment Proposal and the Adjournment Proposal at our special meeting or any adjournment or postponement thereof. Notwithstanding the foregoing, holders of outstanding shares of Series I Preferred Stock will only be entitled to vote such shares on the Amendment Proposal and will only be able to vote such shares of Series I Preferred Stock on the Amendment Proposal to the extent that such shares have not be automatically redeemed in the Initial Redemption (defined below).

Q.	How many votes are allocated to each share of common stock and each share of Series I Preferred Stock?

Each share of our common stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before our special meeting. As previously announced on June 5, 2023, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series I Preferred Stock for each outstanding share of common stock to stockholders of record of common stock as of 5:00 p.m. Eastern Time on June 16, 2023. The holders of Series I Preferred Stock have 1,000,000 votes per whole share of Series I Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series I Preferred Stock) and are entitled to vote with the common stock, together as a single class, on the Amendment Proposal and the Adjournment Proposal, but are not otherwise entitled to vote on the other proposals to be presented at the special meeting. Notwithstanding the foregoing, each share of Series I Preferred Stock redeemed pursuant to the Initial Redemption will have no voting power with respect to the Amendment Proposal or any other matter. When a holder of common stock submits a vote on the Amendment Proposal, the corresponding number of fractional shares of Series I Preferred Stock held by such holder will be automatically voted in a mirrored fashion unless otherwise indicated. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of the Amendment Proposal, then 10,010 votes will be recorded in favor of the Amendment Proposal, because the stockholder’s shares of Series I Preferred Stock will automatically be voted in favor of the Amendment Proposal alongside such stockholder’s shares of common stock.

All shares of Series I Preferred Stock that are not present in person or by proxy at the special meeting as of immediately prior to the opening of the polls at the special meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series I Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation effecting the reverse stock split.

Q.	What do I need for admission to our special meeting?

A.

Admittance is limited to stockholders of record of the Company as of the record date and their duly appointed proxies, as well as beneficial holders as of the record date who present appropriate documentation to establish their beneficial ownership as set forth below. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our special meeting. You should be prepared to present photo identification for admission at our special meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our special meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our special meeting, you may not vote in person at our special meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I cause my shares to be voted without attending our special meeting?

A.

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may cause your shares to be voted without attending the special meeting. You may grant a proxy or, for shares held beneficially in street name, submit voting instructions to your broker, bank or other agent in order to vote your shares. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

•

By Internet—if you have Internet access, you may submit a proxy or voting instructions to vote your shares by logging into the secure website, which will be listed on your proxy card or voting instruction card, as applicable, and following the instructions provided.

•

By Telephone—if you have telephone access, you may submit a proxy or voting instructions to vote your shares by calling the toll-free number listed on the proxy card or voting instruction card, as applicable, and following the instructions provided.

•

By Mail—if you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Proxies submitted via the Internet or by telephone should be received by 1:00 a.m. Central Time on July 20, 2023 in order to ensure that your vote is counted. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the special meeting. Even if you plan to attend the special meeting, we encourage you to submit your proxy to vote your shares in advance of the special meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.	Can I change my vote or revoke my proxy?

A.

You may revoke your proxy or change your vote at any time before the final vote at the special meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, which proxies should be received by July 19, 2023 in order to ensure that they are counted at our special meeting; by voting by using the Internet or by telephone, either of which should be completed by 1:00 a.m. Central Time on July 20, 2023 to ensure it is counted at our special meeting (at which your latest Internet or telephone proxy in respect of any of your shares will be counted); or by attending the meeting and voting in person. Attending the special meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked or vote your shares in a manner contrary to your prior proxy. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.	What constitutes a quorum?

A.

The presence, in person or by proxy, of the holders of one-third in voting power of the shares of capital stock issued and outstanding and entitled to vote at a meeting of stockholders (which, if the holders of common stock are entitled to vote on any matter submitted to stockholders at the meeting, shall include the holders of at least one-third (1/3) of the issued and outstanding shares of common stock entitled to vote at the meeting) will constitute a quorum for the transaction of business at our special meeting. Shares that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the issued and outstanding shares of capital stock of the Company entitled to vote at our special meeting for purposes of determining the presence of a quorum.

Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the special meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions and a “broker non-vote” occurs as to such matters. We believe that the Amendment Proposal (Proposal One) and the Adjournment Proposal (Proposal Two) will be considered “routine” and, therefore, brokers will have discretionary authority to vote on these proposals and there will not be any broker non-votes on this proposal. We strongly encourage you to submit your voting instructions to your broker to ensure your shares are voted in accordance with your instructions at the special meeting.

Q.	What vote is required to approve each matter to be considered at our special meeting?

A.

Amendment Proposal (Proposal One). Proposal One will be approved if the holders of a majority in voting power of the outstanding shares of our common stock and Series I Preferred Stock entitled to vote on such proposal, voting together as a single class, vote at the special meeting “FOR” such proposal. Please refer to the discussion above under “How many votes are allocated to each share of common stock and each share of Series I Preferred Stock?” for a description of the Series I Preferred Stock, which is entitled to be voted together with the common stock as a single class on the Amendment Proposal. Shares of Series I Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on the Amendment Proposal and will be excluded from the calculation as to whether the Amendment Proposal passes at the special meeting. Due to the voting power of the shares of Series I Preferred Stock that are redeemed pursuant to the Initial Redemption on the Amendment Proposal, the holders of common stock that submit a proxy to vote their shares at the special meeting or attend the special meeting will effectively have enhanced voting power on the Amendment Proposal over holders of common stock that are not represented in person or by proxy at the special meeting. This means that the Amendment Proposal could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock. An abstention on Proposal One will have the same effect as a vote “AGAINST” Proposal One. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on the Amendment Proposal.

Adjournment Proposal (Proposal Two). Proposal Two will be approved if the holders of a majority in voting power of the shares of our common stock and Series I Preferred Stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on the Adjournment Proposal.

Q.	What is the deadline for submitting a proxy?

A.

To ensure that proxies are received in time to be counted prior to our special meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our special meeting (or if our special meeting is adjourned, by 1:00 a.m. Central Time on the day on which our special meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our special meeting.

Q.	What does it mean if I receive more than one set of proxy materials?

A.	If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please submit all proxy cards for which you receive a notice.

Q.	What happens if I do not give specific voting instructions?

A.

If you are a holder of record of shares of our common stock and submit a proxy card with respect to such shares without giving specific voting instructions, your shares of common stock and your shares of Series I Preferred Stock with respect to the Amendment Proposal, will be voted “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, and assuming your broker, bank or other nominee exercises its voting discretion with respect to your shares, your shares of common stock and your shares of Series I Preferred Stock with respect to the Amendment Proposal and the Adjournment Proposal:

•	will be counted as present for purposes of establishing a quorum (including any such shares of Series I Preferred Stock); and

•	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters.

Our Board knows of no matter to be presented at our special meeting other than the Amendment Proposal. If any other matters properly come before our special meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation and who will pay the costs?

A.

This proxy solicitation is being made on behalf of our Board. We have retained D.F. King & Co, Inc. (“D.F. King”) to provide proxy solicitation services in connection with the special meeting. We will pay D.F. King a fee of approximately $40,000 and will reimburse D.F. King’s reasonable and customary documented out-of-pocket expenses incurred. We will bear the entire cost of solicitation, including the maintenance of the Internet website used to access the proxy materials, maintenance of the Internet website used to vote, preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Will a stockholder list be available for inspection?

A.

In accordance with our Amended and Restated Bylaws, a list of stockholders entitled to vote at our special meeting will be available at our special meeting and, for 10 days prior to our special meeting, at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

Q.	Who should I contact if I have any questions about how to vote?

A.	If you have any questions about how to vote your shares, you may contact our proxy solicitor at:

D.F. King & Co, Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

PROPOSAL ONE

ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD

Overview

The Amendment Proposal is a proposal to adopt a series of proposed amendments to our Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-two (1:2) and one-for-one hundred (1:100) (the “Split Ratio Range”), in the form set forth in Exhibit A to this proxy statement. The reverse split proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to implement one of the proposed amendments to effect the reverse stock split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if, and when determined by our Board. Our Board has deemed it advisable, approved and recommended that our stockholders adopt and is hereby soliciting stockholder adoption of the series of amendments to our Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Exhibit A to this proxy statement.

If we receive the required stockholder approval, our Board will have the sole authority to elect, at any time prior to July 20, 2024, whether or not to effect a reverse stock split. Even with stockholder adoption of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.

Although we presently intend to effect the reverse stock split to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ adoption of the proposed amendment of the Certificate of Incorporation at the special meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware and, to the extent a certificate of amendment is filed to effect the reverse stock split at a ratio within the Split Ratio Range, the Board will abandon each of the other series of amendments provided herein that would have otherwise effected the reverse stock split at each of the other ratios within the Split Ratio Range. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the proposed amendment of the Certificate of Incorporation in its entirety.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On June 20, 2023, the closing price for our common stock on the Nasdaq Capital Market was $0.0819 per share.

On January 11, 2023, we received a deficiency letter from the Nasdaq Stock Market notifying the Company that, for the last 30 consecutive business days, ending on January 10, 2023, the bid price for the Company’s common stock had closed below the minimum bid price for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “minimum bid price rule”). In accordance with Nasdaq rules, the Company was provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance. If the Company does not regain compliance with the minimum bid price rule by July 10, 2023, Nasdaq will provide written notification to the Company that its common stock may be delisted.

On June 8, 2023, we were notified by Nasdaq that we did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2), as Nasdaq had determined that as of June 8, 2023, our common stock had a closing bid price of $0.10 or less for ten consecutive trading days, from May 24, 2023 through June 7, 2023. As such, Nasdaq has determined to delist our common stock from the Nasdaq Capital Market and to suspend trading of the common stock at the opening of business on June 20 2023, and file a Form 25-NSE with the Securities and Exchange Commission, unless we timely requested a hearing on an appeal of this determination by the Nasdaq before the Nasdaq Hearings Panel. We timely requested a hearing to appeal this determination, which stayed the suspension of our common stock pending the panel’s decision.

Our Board is seeking stockholder adoption of the Amendment Proposal in order to have the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans. At our 2022 annual meeting of stockholders, our stockholders approved an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of our common stock available for issuance under the plan by an additional 9,750,000 shares (the “Plan Amendment”). Notwithstanding stockholder approval of the Plan Amendment, we cannot grant any additional awards under the plan because we do not have a sufficient number of authorized shares under our Certificate of Incorporation. The reverse stock split would help ensure that we have adequate shares available to make awards anticipated by the plan (functionally giving full effect to the previously approved Plan Amendment) and allow the Board flexibility for future issuances, including the ability to potentially replace certain cash incentive awards with equity awards.

We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the Nasdaq Capital Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market. Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on the Nasdaq Capital Market.

If our common stock were delisted from the Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Capital Market, we would be required to meet the initial listing requirements for either the Nasdaq Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Amendment Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Amendment Proposal, our Board reserves the right not to effect the proposed amendment in its entirety if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Capital Market especially in light of the fact that we effected a one-for-twenty five reverse stock split on April 28, 2022 and our stock price as of June 20, 2023 was below $1.00;

•	we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On June 20, 2023, the closing price for our common stock on the Nasdaq Capital Market was $0.0819 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock and Series H Preferred Shares; No Fractional Shares

If our stockholders approve the Amendment Proposal, and if our Board decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock including those held by the Company in treasury stock, depending on the Split Ratio Range set forth in such amendment, from 85,366,985 shares as of the record date to between 42,683,492 shares and 853,669 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment. In addition, if our stockholders approve the Amendment Proposal, and if our Board decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment on our Series H Preferred Stock would be to adjust the conversion price to multiply it by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares) outstanding immediately before the reverse stock split is effected, and of which the denominator shall be the number of shares of common stock outstanding immediately after effecting the reverse stock split.

Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.

All shares of Series I Preferred Stock that are not present in person or by proxy at the special meeting as of immediately prior to the opening of the polls at the special meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series I Preferred Stock that were not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation effecting the reverse stock split. Please refer to the discussion in the General Information section under “How many votes are allocated to each share of common stock and each share of Series I Preferred Stock?” and “What vote is required to approve each matter to be considered at our special meeting?” for a description of the voting power of the Series I Preferred Stock.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Computershare, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (a) options to purchase an aggregate of 55,533 shares of our common stock with exercise prices ranging from $7.25 to $258.60 per share and (b) warrants to purchase an aggregate of 30,482,587 shares of our common stock with exercise prices ranging from $4.63 to $26.00 per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan would decrease by the ratio approved by the Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since 2015, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD.

PROPOSAL TWO

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

Our Board believes that if the number of shares of our common stock outstanding and Series I Preferred Stock entitled to vote at the special meeting is insufficient to approve the Amendment Proposal, it is in the best interests of the stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Amendment Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the special meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the special meeting, and any adjourned session of the special meeting, to use the additional time to solicit additional proxies in favor of the Amendment Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the outstanding shares of our common stock and Series I Preferred Stock entitled to vote on the Amendment Proposal vote against the Amendment Proposal, we could adjourn or postpone the special meeting without a vote on the Amendment Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Amendment Proposal.

Vote Required

The affirmative “FOR” vote of a majority in voting power of the shares of our common stock and Series I Preferred Stock present in person or represented by proxy at the special meeting and entitled to vote on the Adjournment Proposal is required to approve such proposal. An abstention will have the same practical effect as a vote against this proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 20, 2023, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock or Series I Preferred Stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. The following table sets forth the beneficial ownership of shares of our common stock and Series I Preferred Stock as of May 25, 2023, following the distribution of the Series I Preferred Stock on that date, by (i) each current director and director nominee, (ii) each named executive officer and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our common stock and Series I Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 85,366,985 shares of our common stock outstanding as of June 20, 2023. Shares underlying stock options or warrants exercisable within 60 days of June 20, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Shares of Common Stock(1)		Shares of Series I Preferred Stock(2)	Percentage of Voting Power on Amendment Proposal(3)
John R. Beaver	18,989	(4)	12.323	*
Jonathan T. Lord, M.D.	118,672	(5)	93.332	*
Kathleen T. O’Loughlin, D.D.S.	3,958	(6)	—	*
Jess Roper	18,287	(7)	6.339	*
Martha Somerman, D.D.S.	3,958	(8)	—	*
Carol Gomez Summerhays, D.D.S.	3,958	(9)	—	*
Kenneth P. Yale, D.D.S., J.D.	40,927		40.927	*
Jennifer Bright	9,336	(10)	8.863	*
Steven Sandor	12,168	(11)	11.368	*
All current directors and executive officers as a group (9 persons)	230,253		173.152	*

*	Represents less than 1%.
(1)	There were 15,234 shares of common stock underlying options or warrants exercisable or RSUs releasable within 60 days of June 20, 2023.
(2)

On June 5, 2023, our Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series I Preferred Stock for each outstanding share of common stock to holders of record of common stock as of 5:00 p.m. Eastern Time on June 16, 2023. Shares of Series I Preferred Stock will not be distributed with respect to any options or warrants to purchase our common stock unless such options or warrants are exercised prior to such record date.

(3)

All shares of Series I Preferred Stock that are not present in person or by proxy at the special meeting as of immediately prior to the opening of the polls at the special meeting will be automatically redeemed. Please refer to the discussion in the General Information section under “How many votes are allocated to each share of common stock and to each share of Series I Preferred Stock?” and “What vote is required to approve each matter to be considered at our special meeting?” for a description of the voting power of the Series I Preferred Stock.

(4)	Includes vested options to purchase 6,666 shares of our common stock. Excludes 551,262 RSUs contributed into the Company’s deferred compensation plan.
(5)	Includes vested options to purchase 25,340 shares of our common stock.
(6)	Includes vested options to purchase 3,958 shares of our common stock. Excludes 40,927 RSUs contributed into the Company’s deferred compensation plan.
(7)	Includes vested options to purchase 11,948 shares of our common stock. Excludes 49,184 RSUs contributed into the Company’s deferred compensation plan.

(8)	Includes vested options to purchase 3,958 shares of our common stock. Excludes 42,232 RSUs contributed into the Company’s deferred compensation plan.
(9)	Includes vested options to purchase 3,958 shares of our common stock. Excludes 40,078 RSUs contributed into the Company’s deferred compensation plan.

(10)	Includes vested options to purchase 473 shares of our common stock.
(11)	Includes vested options to purchase 800 shares of our common stock.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610, Attention: Corporate Secretary, or (3) call (833) 246-5273. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2024 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, Attention: Corporate Secretary, no later than November 18, 2023, and must comply with additional requirements established by the SEC.

Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before December 30, 2023 or after January 29, 2024. Such notice of proposed business or nomination must otherwise meet the requirements set forth in our bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024 and otherwise comply with Rule 14a-19.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which includes the financial statements, is available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.” Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available on the SEC’s website.

Other Matters

We know of no other matters that will be presented for consideration at our special meeting. If any other matters properly come before our special meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan T. Lord, M.D.
Chairman of the Board

Date: June 21, 2023

EXHIBIT A

FORM OF SIXTH AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLASE, INC.

BIOLASE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”).

2.	Article III of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

THIRD. The total number of shares of stock which the Corporation shall have the authority to issue is ONE HUNDRED EIGHTY ONE MILLION (181,000,000) shares of which stock ONE HUNDRED EIGHTY MILLION (180,000,000) shares of $0.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Sixth Amendment to Restated Certificate of Incorporation of the Corporation, each [●]1 ([●]) shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of common stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

5.	The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

* * * * *

1	The reverse stock split shall be at a ratio of not less than 1:2 and not more than 1:100.

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C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 000001 ADD 2 received by 1:00 a.m., Central Time, on ADD 3 July 20, 2023. ADD 4 ADD 5 Online ADD 6 Go to www.investorvote.com/BIOL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/BIOL 2023 Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. For Against Abstain For Against Abstain 1. To the amend the Company’s Certificate of Incorporation to 2. To adjourn the special meeting, if necessary, in the reasonable effect a reverse stock split of Company common stock (without discretion of the Chief Executive Officer and President of the reducing the authorized number of shares of Company Company, to solicit additional proxies if there are insufficient common). votes at the time the special meeting to approve Proposal 1. NOTE: The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. * If you wish to provide separate instructions with respect to your shares of Series I Preferred Stock, please indicate in the space allotted below the number of shares of Series I Preferred Stock as to which such instructions are provided and the manner in which such shares shall be voted (“FOR,” “AGAINST” OR “ABSTAIN”) Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the proposals listed above. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 582085 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03UG3A 03UG3A

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIOL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2023 Special Meeting Proxy—BIOLASE, INC. + Proxy Solicited by Board of Directors for Special Meeting of Stockholders – July 20, 2023 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on July 20, 2023 and the Proxy Statement, and appoints John R. Beaver and Michael C. Carroll and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2023 Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610, on July 20, 2023, at 11:00 a.m. Pacific Time, (the special meeting) and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR Proposals 1 and 2. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Special Meeting. By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +